Exhibit 99.1

NEWS RELEASE	Contact:	Dave Horin
Chief Financial Officer
(212) 356-0545

Rodman & Renshaw Capital Group, Inc. Receives NASDAQ Staff Letter Regarding Failure to Hold its
Annual Shareholders’ Meeting by End of 2009 Fiscal Year

Definitive Proxy Filed with SEC for Annual Shareholders Meeting to be held on February 5, 2010

New York, NY January 8, 2010 – Rodman & Renshaw Capital Group, Inc. (NASDAQ: RODM) today announced that on January 6, 2010 it received a NASDAQ staff deficiency letter indicating that it failed to comply with the requirement to solicit proxies and hold an annual meeting of shareholders prior to December 31, 2009 as required by the NASDAQ continued listing standard set forth in NASDAQ Marketplace Rule 5620(a) and (b), subjecting its shares to delisting. Rodman also announced that it filed a definitive proxy statement on January 8, 2010 for an annual meeting of shareholders to be held on February 5, 2010. Rodman expects to mail proxy materials on or about January 15, 2010 to shareholders of record as of January 8, 2010. The agenda for the meeting includes the reelection of the ten current incumbent directors and the ratification of the appointment of KPMG LLP as independent auditors for the 2009 fiscal year. Rodman will request a hearing before a NASDAQ Hearings Panel to review the staff determination and its remediation plan with respect to this deficiency.

David Horin, Rodman’s Chief Financial Officer stated, “While an annual meeting of shareholders was initially scheduled to be held early in the fourth quarter of 2009, our board determined that it was prudent to delay that meeting based upon certain corporate initiatives that were then pending. We have now rescheduled that meeting following the holidays in order to follow our good governance practices and to afford shareholders the opportunity to exercise their voting rights. We are confident that once the annual shareholders’ meeting takes place we will have regained compliance.”

About Rodman & Renshaw Capital Group, Inc.

Rodman & Renshaw Capital Group, Inc. is a holding company with a number of direct and indirect subsidiaries, including Rodman & Renshaw, LLC.

Rodman & Renshaw, LLC is a full-service investment bank dedicated to providing corporate finance, strategic advisory and related services to public and private companies across multiple sectors and regions. The company also provides research and sales and trading services to institutional investors. Rodman is the leader in the PIPE (private investment in public equity) and RD (registered direct offering) transaction markets. Rodman has been ranked the #1 Placement Agent by Sagient Research Systems in terms of the aggregate number of PIPE and RD financing transactions completed every year since 2005. For more information visit Rodman & Renshaw on the Internet at www.rodm.com.

MEMBER FINRA, SIPC

Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking statements regarding future events and financial performance. In some cases, you can identify these statements by words such as “may,” “might,” “will,” “should,” “except,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” the negative of these terms and other comparable terminology. These statements involve a number of risks and uncertainties and are based on numerous assumptions involving judgments with respect to future economic, competitive and market conditions and future business decisions, including but not limited to the continued listing of our common stock on NASDAQ, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control. There are or may be important factors that could cause our actual results to materially differ from our historical results or from any future results expressed or implied by such forward looking statements. These factors include, but are not limited to, those discussed under the section entitled “Risk Factors” in our Annual Report on Form 10-K, filed March 12, 2009, which is available at the U.S. Securities and Exchange Commission website at www.sec.gov. The forward-looking statements in this press release are based upon management's reasonable belief as of the date hereof. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.